UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on September 12, 2018, the following matters were voted upon by the holders of our common stock.

1.	The election of the following Class I directors for terms expiring at our 2021 annual meeting of shareholders.

Nominee	Votes For	Authority Withheld	Broker Nonvotes
James A. Bennett	90,759,535	7,146,665	24,260,696
Lynne M. Miller	91,972,362	5,933,838	24,260,696
James W. Roquemore	92,735,722	5,170,478	24,260,696
Maceo K. Sloan*	92,364,407	5,541,793	24,260,696
* Mr. Sloan will reach our mandatory retirement age; therefore, his term as a director will expire in accordance with our Articles of Incorporation at the 2019 Annual Meeting.

The election of the following Class II directors for terms expiring at our 2019 annual meeting of shareholders.

Nominee	Votes For	Authority Withheld	Broker Nonvotes
John E. Bachman	94,858,536	3,047,664	24,260,696
Patricia D. Galloway	94,839,686	3,066,514	24,260,696

2.	Advisory (non-binding) vote to approve the compensation of our named executive officers.

Votes For	88,199,324
Votes Against	8,494,883
Abstentions	1,211,993
Broker Nonvotes	24,260,696

3.	The appointment of Deloitte & Touche LLP as our independent registered public accounting firm was approved.

Votes For	116,343,156
Votes Against	4,777,036
Abstentions	1,046,704
Broker Nonvotes	0

4.
Amendments to our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors. This proposal did not receive the affirmative vote of at least 80% of all outstanding shares of our common stock, which outstanding shares totaled 142,916,917 as of the record date, as required by our Articles of Incorporation; therefore, such amendments were not adopted.

Votes For	94,788,041
Votes Against	2,226,276
Abstentions	891,883
Broker Nonvotes	24,260,696

In addition, a shareholder proposal for assessment of the impact of public policies and technological advances consistent with limiting global warming was withdrawn prior to the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: September 12, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller